As Filed with the Securities and Exchange Cfoommission on March 23, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FOVEA JEWELRY HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Wyoming	None
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

30 N. Gould St., Suite 2984

Sheridan, Wyoming 82801

(Address of principal executive offices)

(702) 505-4599

(Registrant’s telephone number, including area code)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Securities to be registered pursuant to Section 12(b) of the Act:

Not Applicable	Not Applicable
Title of each class to be so registered	Name of each exchange on which Each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FOVEA JEWELRY HOLDINGS, LTD.

The cross-reference table below identifies where the items required by Form 10 can be found in this registration statement.

2

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 with the United States Securities and Exchange Commission (the “SEC” or “Commission”) to register our common stock, $0.001 par value per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a Smaller Reporting Company, as such term is defined by 17 CFR §§ 229.10(f)(1), the source of disclosure requirements for “smaller reporting companies” filings under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act.

Upon effectiveness of this registration statement, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g).

As used in this registration statement, unless the context otherwise requires, the terms the “Company,” “Registrant,” “we,” “our,” “us” or “Fovea Jewelry Holdings” means Fovea Jewelry Holdings, Ltd.

FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, some information in this document contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this registration statement because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed in the sections captioned “Risk Factors” and “Description of Business,” as well as other cautionary language in this registration statement and events in the future may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this registration statement are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise. The occurrence of any of the events described as risk factors or other future events could have a material adverse effect on our business, results of operations and financial position. Since our common stock is considered a “penny stock,” we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this registration statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the Web site maintained by the SEC at http://www.sec.gov.

When this registration statement is effective, we will make available, through a link to the SEC’s Web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports). To receive paper copies of our SEC filings, please contact us by mail addressed to Investor Relations, Fovea Jewelry Holdings, Ltd.., 30 N. Gould St., Suite 2984, Sheridan, Wyoming 82801.

3

Item 1. Business.

General Information

Our business address is 30 N. Gould St., Suite 2984, Sheridan, Wyoming 82801. Our phone number is (702) 505-4599. The information contained in, or that can be accessed through, our website is not part of this registration statement.

History

The Company was originally founded February 1, 2006 as Dycam, Inc. In March 2006, the Company changed its name to Mekju Processing, Inc. In November 2006, the Company changed its name to Auxium Technologies, Inc. In November 2014, the Company changed its name to Pure Hospitality Solutions, Inc. On November 2, 2015, the Company changed its name to Wincash Resources, Inc. In early 2018, the Board of Directors of the Company deemed it in the best interests of the Company and its shareholders to switch directions and become involved in the business of the collection and ultimately the sale of diamond jewelry. On January 3, 2018, the Company effected a name change and changed its name from Wincash Resources, Inc. to Fovea Jewelry Holdings, Ltd.

Led by the Company’s Chief Executive Officer, an avid jeweler, the goal of the Company is to generate continuous, scalable and growing revenues from the sale of its diamond jewelry. The Company intends to regularly visit jewelry shows and other dealers throughout Asia.

Recent Developments

Name Change and Symbol Change

Effective September 26, 2018 the Company changed its name from Wincash Resources, Inc. Fovea Jewelry Holdings, Ltd. The Financial Industry Regulatory Authority and the OTC Markets Group, Inc. recognized the name change in February 2018. All references to the “Company” or “Fovea Jewelry Holdings” in this Registration Statement on Form 10 refer to Fovea Jewelry Holdings, Ltd., unless stated otherwise. Further, in connection with changing its name, the Company changed its trading symbol to FJHL.

A 1:10,000 reverse stock split of the Common Stock (the “Reverse Stock Split”) was effected on March 6, 2020, for shareholders of record as of March 6, 2020. The number of authorized shares remains unchanged. All share and per share information in this Registration Statement on Form 10 have been retroactively adjusted for all periods presented, unless otherwise indicated, to give effect to the Reverse Stock Split, including the financial statements and notes thereto.

Overview

Fovea Jewelry Holdings, Ltd. has established a diamond jewelry business operation which focuses on the East Asia region.

Having locations in Hong Kong and China for the purposes of conveniently shipping products, the Company has the ability to export its inventory of diamonds and medals, to be sold in East Asia and around the world. Likewise, the Company also imports such products back to Hong Kong and China, to be sold throughout the local markets.

4

The Company adheres to strict processes related to acquisition and sale of its products. It begins by selecting the best inventory. All inventory is carefully screened by management, then sent to be graded by the proper grading authority. All of the Company’s diamonds are certified by the Gemological Institute of America.

We determine the price of a diamond according to the “4C” criteria:

Clarity: The most expensive diamond is the one that is absolutely clear in clarity, but many of them have inclusions (scratches or trace minerals) that can detract from the pure beauty of the diamond. Clarity has several categories that affect the price of a diamond: FL (Flawless, no internal/external flaws), VVS1, VVS2 (Very, Very Slightly Included, an excellent quality of diamond), VS1, VS2 (Very Slightly Included, not visible to the eye), S1, S2 (Slightly Included, may be visible to the eye), I1, I2, I3 (Included, the lowest grades of clarity). GOLD SHINY does not carry the last two clarity grades in its inventory.

Color: A diamond can divide light into a spectrum of colors, and reflect light as more or less colorful, depending on the color grade. The less color in a diamond, the better the color grade. Color grades are categorized into D (absolutely colorless, the highest color grade), E (colorless, only traces of color and only detected by gemologists), F (colorless, slight color detected, still a high quality diamond), G-H (near colorless, color noticeable, but still an excellent value), I-J (near colorless, color slightly detectable), K-M (low grade color), N-Z (low grade color). GOLD SHINY does not carry the last three color grades in its inventory to maintain a good selection of diamonds.

Cut: The roundness, depth, width and uniformity of the facets determine a diamond’s brilliance. Cut is the most important characteristic of a diamond; even with perfect color and clarity, a poor cut will affect its brilliance.

Carat: The weight of a diamond. In the engagement-ring market today, usually the “dowry” is around 1 carat and above.

We maintain an online store at fovea-jewellery.com for the sale of our diamonds and jewelry.

Competition

In the diamond and jewelry business, we will compete with a number of comparably sized and smaller firms, as well as a number of larger firms throughout East Asia. Our primary competitors are small jewelry business, and large jewelry businesses will also be our competitors. Many of our competitors have the ability to attract customers as a result of their reputation and the quality diamond jewelry they obtain through their industry connections. Additionally, other reputable companies that sell jewelry, though not focused on diamond jewelry, may decide to enter our markets to compete with us. These companies have greater name recognition and have greater financial and marketing resources than we do. If these auction companies are successful in entering the specialized market for diamond jewelry in which we participate or if dealers and sellers participate less in our auctions, we may attract fewer buyers and our revenue could decrease.

Employees

As of December 31, 2019, the Company had 1 full-time employees and 3 part-time employees. None of our employees are subject to a collective bargaining agreement, and we believe that our relationship with our employees is good.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

5

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Intellectual Property

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Reports to Security Holders

The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Item 1A. Risk Factors.

Risks Related to Our Business

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2019 were prepared assuming that we will continue our operations as a going concern. We were incorporated on July 7, 1988 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $10 from our inception on January 1, 2019 to December 31, 2019, and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2020. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

6

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on July 7, 1988. We have no products ready to sell, and we have earned revenues of only $109,314 to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our jewelry business. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because have little in the way of revenues to offset the expenses associated with the development of our jewelry business, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

The jewelry business is extremely competitive, and if we are not able to compete successfully against other jewelry companies, we will not be able operate our business and investors will lose their entire investment.

The jewelry business is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the jewelry business have substantial competitive advantages than we have, including:

•	longer operating histories;
•	significantly greater financial, technical and marketing resources;
•	greater brand name recognition;
•	existing customer bases; and
•	commercially accepted products.

Our competitors may be able to respond more quickly to new or emerging markets and changes in the jewelry business and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

The loss of the services of Jianmin Zhang, our President, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our products.

The development of our jewelry business and the marketing of our prospective products will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Jianmin Zhang or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

7

We are a development stage, jewelry company, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as development stage, jewelry company, with few substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial customer base and reputation;
•	we may not be able to successfully implement our business model and strategy; and
•	our management consists of one person, Jianmin Zhang, our President.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Market price fluctuation of the jewelry market may affect interest in our products, services and profitability.

The profitability of our operations is directly related to the market price of metals and the diamond market. The market prices of metals and the diamond market fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, global economic and political conditions, and the collector’s market. Price fluctuations in the metals and diamond market from the conception of a potential target to the conclusion of operations can significantly affect profitability. We may begin one or more operations at a time when the price of metals or diamonds make operations economically feasible and subsequently incur losses due to market decreases. Adverse fluctuations in the metals or diamond market may force us to curtail or cease our business operations.

The value of our inventory is subject to volatility in the price of precious metals and diamonds. The majority of our jewelry will be of diamonds and/or made of either silver, gold, nickel, and platinum. Should the price of diamonds and these metals and decline, we would experience a decline in the value of our inventory.

Our operations will be significantly affected by changes in the market price of diamonds, gold, silver, other precious metals. The prices of diamonds and of these metals fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and render continued exploration and development of our properties impracticable. If that happens, then we could lose our rights to our properties and be compelled to sell some or all of these rights. Additionally, the future development of our properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our properties economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is to have a material adverse impact on our business.

8

We are required to comply with a wide variety of laws and regulations, and are subject to regulation by various federal, state and foreign agencies.

We are subject to various local, state, federal, foreign and transnational laws and regulations, particularly those relating to the importation and exportation of diamonds and precious metals, tariffs and trade barriers, taxation, exchange controls, current good manufacturing practices, health and safety and our business practices in Hong Kong and other jurisdictions, such as anti-corruption and anti-competition laws, and, in the future, any changes to such laws and regulations could adversely affect us. Any noncompliance by us with applicable laws and regulations or the failure to maintain, renew or obtain necessary permits and licenses could result in criminal, civil and administrative penalties and could have an adverse effect on our results of operations.

Risks and uncertainties associated with our expansion into and our operations outside of the United States may adversely affect our results of operations, cash flow, liquidity or financial condition

These challenges include: (1) compliance with complex and changing laws, regulations and policies of governments that may impact our operations, such as foreign ownership restrictions, import and export controls, tariffs, and trade restrictions; (2) compliance with U.S. and foreign laws that affect the activities of companies abroad, such as anti-corruption laws, competition laws, currency regulations, and laws affecting dealings with certain nations; (3) the difficulties involved in managing an organization doing business in many different countries; (4) rapid changes in government policy, acts of terrorism, or the threat of international boycotts or U.S. anti-boycott legislation; and (5) currency exchange rate fluctuations.

We are dependent on our President and Chief Executive Officer, without whose services company business operations could cease.

At this time, Jianmin Zhang, our President and one of our three directors, is wholly responsible for the development and execution of our business plan. Our President is under no contractual obligation to remain employed by us, although he has no present intention to leave. If our President should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business as described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

The outbreak of the coronavirus may negatively impact our sourcing and consumer spending, which could adversely affect our business, results of operations and financial condition.

The outbreak of the coronavirus in China could adversely affect our business, results of operations and financial condition. The coronavirus outbreak may materially impact our sourcing as a portion of our products are manufactured in China and in other affected regions. Travel within China and into other countries is restricted, which may impact our ability to obtain necessary materials and products, and inhibit travel of our employees. If the retail economy weakens and/or consumer behavior shifts due to the coronavirus outbreak, we may need to significantly reduce or limit operations and customers may be more cautious with orders. The slowing and changing global economy adversely affected by the coronavirus outbreak could have an adverse effect on our business, results of operations and financial condition.

We may become subject to legal proceedings that could have a material adverse impact on our financial position and results of operations.

From time to time and in the ordinary course of our business, we may become involved in various legal proceedings. All such legal proceedings are inherently unpredictable and, regardless of the merits of the claims, litigation may be expensive, time-consuming and disruptive to our operations and distracting to management. If resolved against us, such legal proceedings could result in excessive verdicts, injunctive relief or other equitable relief that may affect how we operate our business. Similarly, if we settle such legal proceedings, it may affect how we operate our business. Future court decisions, alternative dispute resolution awards, business expansion or legislative activity may increase our exposure to litigation and regulatory investigations. In some cases, substantial noneconomic remedies or punitive damages may be sought. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular verdict, judgment or settlement that may be entered against us, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. If we incur liability that exceeds our insurance coverage or that is not within the scope of the coverage in legal proceedings brought against us, it could have an adverse effect on our business, financial condition and results of operations.

•	Certification, licensing or regulatory requirements;
•	Unexpected changes in regulatory requirements; and
•	Changes to or reduced protection of intellectual property rights in some countries.

9

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Because we are a shell company, you will not be able to resell your shares in certain circumstances, which could hinder the resale of your shares.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Because we will likely have fewer than three hundred shareholders of record, we will likely be able to terminate our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Markets.

We will be required to file reports with the SEC only for the fiscal year in which the registration statement for this offering becomes effective. In order to continue to be obligated to file reports either we would have to voluntarily file a Registration Statement on SEC Form 8-A, as we presently intend, or we would be obligated to file a Registration Statement SEC Form 8-A if on the last day of our fiscal year in which the registration statement for this offering becomes effective we have more than $10 million in assets and either 2,000 or more record holders or 500 or more record holders who are not “accredited investors.” If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation. Upon suspension of reporting obligations, although the Company may continue to file reports with the SEC, such filings will be voluntary. If we terminate or suspend our reporting obligations to the SEC, our shares of common stock will not be eligible for quotation on the OTC Markets, and as a result, your entire investment may be lost.

Additionally, if we do not file a Registration Statement on Form 8-A we will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC regarding their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

10

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

Risks Associated to Our Common Stock

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Our shares of common stock are quoted on the OTC Pink tier of the OTC Markets Group, Inc. Stocks that trade on OTC Pink tend to be less liquid and trade with larger spreads between the bid and ask price than stocks on larger exchanges or automated quotation systems. Information with respect to OTC Pink quotations reflects inter-dealer prices without retail markup, markdown or commission and may not represent actual transactions, and quotations on the OTC Pink are sporadic. This means that shares of our common stock are less liquid than shares of companies traded on larger exchanges or automated quotation systems and, as a result, holders of our common stock may have some difficulty selling their shares in the open market. The trading price of the common stock is volatile and could be subject to significant fluctuations in response to variations in quarterly operating results or even mild expressions of interest on a given day.

Our common stock is subject to the “penny stock” rules of the SEC and there is no trading market in our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

11

A DTC “Chill” on the electronic clearing of trades in our securities in the future may affect the liquidity of our stock and our ability to raise capital.

In the event that our common stock becomes DTC eligible, because our common stock will be considered a “penny stock,” there is a risk that the Depository Trust Company (“DTC”) may place a “chill” on the electronic clearing of trades in our securities. This may lead some brokerage firms to be unwilling to accept certificates and/or electronic deposits of our stock and other securities and also some may not accept trades in our securities altogether. If our common stock is ever quoted on the OTC Markets, as we endeavor, a future DTC chill would affect the liquidity of our securities and make it difficult to purchase or sell our securities in the open market. It may also have an adverse effect on our ability to raise capital because investors may be unable to easily resell our securities into the market. Our inability to raise capital on terms acceptable to us, if at all, could have a material and adverse effect on our business and operations.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 2,000,000,000 shares of common stock, and 5,000,000 shares of preferred stock. As of the date of this prospectus, the Company had 10,090,974 shares of common stock, and 1,000,000 shares of preferred stock, issued and outstanding. Accordingly, we may issue up to an additional 1,989,909,026 shares of common stock and 4,000,000 shares of preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Jianmin Zhang, our President and Chief Executive Officer, owns a significant portion of our stock, and has control over stockholder matters, our business and management.

As of the date of this prospectus, Jianmin Zhang, our President and Chief Executive Officer, and a director, beneficially owns 10,000 shares of our common stock in the aggregate, or less than 1% of our issued and outstanding shares of common stock. Mr. Zhang also beneficially owns 1,000,000 shares of Series A Preferred Stock, which is convertible at any time by the holder thereof into 1,000,000,000 shares of common stock has voting rights equal to 1,000,000,000 shares of common stock. Mr. Zhang, upon conversion of the shares of Series A Preferred Stock he holds, controls 99.9% of the issued and outstanding shares of our common stock and stockholder voting power. Therefore, Mr. Zhang, will have the ability, by way of his majority voting power, to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our Articles of Incorporation or Bylaws
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Zhang, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

12

In addition, sales of significant amounts of shares held by Mr. Zhang, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Zhang’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any state or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Wyoming law hinder a potential takeover of our company.

Though not now, we may be or in the future we may become subject to Wyoming’s control share law. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

13

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10 and other reports filed by the Company from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

General

The following is a discussion by management of its view of the Company’s business, financial condition, and corporate performance for the past year. The purpose of this information is to give management’s recap of the past year, and to give an understanding of management’s current outlook for the near future. This section is meant to be read in conjunction with the Financial Statements of this Registration Statement.

14

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

The Company was originally founded February 1, 2006 as Dycam, Inc. In March 2006, the Company changed its name to Mekju Processing, Inc. In November 2006, the Company changed its name to Auxium Technologies, Inc. In November 2014, the Company changed its name to Pure Hospitality Solutions, Inc. On November 2, 2015, the Company changed its name to Wincash Resources, Inc. In early 2018, the Board of Directors of the Company deemed it in the best interests of the Company and its shareholders to switch directions and become involved in the business of the collection and ultimately the sale of diamond jewelry. On January 3, 2018, the Company effected a name change and changed its name from Wincash Resources, Inc. to Fovea Jewelry Holdings, Ltd.

The Company is engaged in the sale of jewelry in Hong Kong.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

Overview of Gold Shiny

Gold Shiny (Asia) Limited (“Gold Shiny”) established in 2019. Gold Shiny engaged in trading of diamond in early 2019 and commenced to operate an online store with convenient delivery service, selling quality groceries and home essentials on goldshinyasia.com. The goal is to “Deliver A Better Living”. All products selling on the online store are with great quality, natural, socially responsible and niche.

Results of Operations

Below is a summary of the results of operations for the year ended December 31, 2019.

Results of Operations for the Year Ended December 31, 2019

Prior to the acquisition of Gold Shiny, the Company had no revenue. Revenue for the year ended December 31, 2019, was $196,423, with the cost of such revenue being $116,447. The sale of products the company generated a gross profit of $79,976.

For the year ended December 31, 2019, the Company incurred operating expenses of $31,147, consisting solely of general and administrative expenses.

Net income for the year ended December 31, 2019, was $42,700.

15

Liquidity and Capital Resources

At September 30, 2019, we had a cash balance of $31,380. We have sufficient cash on hand to commence our 12-month plan of operation. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

Going Concern

The ability of the Company to continue its operations as a going concern is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

As of December 31, 2019, the Company had no off-balance sheet arrangements.

Critical Accounting Policies

The preparation of our financial statements is in conformity with generally accepted accounting principles in the United States of America, or GAAP. The preparation of our financial statements requires management to make judgments and estimates that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Our management believes that we consistently apply these judgments and estimates, and the financial statements fairly represent all periods presented. However, any differences between these judgments and estimates and actual results could have a material impact on our statements of income and financial position.

Derivative Instruments

The derivative instruments are accounted for as liabilities, the derivative instrument is initially recorded at its fair market value and is then re-valued at each reporting date, with changes in fair value recognized in operations for each reporting period. The Company uses the Binomial option pricing model to value the derivative instruments.

Stock Based Compensation

Stock based compensation costs are measured at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The Company determines the fair value of awards using the Black - Scholes valuation model.

16

New Accounting Pronouncements

In May 2014, ASU 2014-09 was issued related to revenue from contracts with customers. The ASU was further amended in August 2015, March 2016, April 2016, and May 2016 by ASU 2015-14, 2016-08, 2016-10 and 2016.

In August 2015, the effective date was deferred to reporting periods, including interim periods, beginning after December 31, 2017, and will be applied retrospectively. Early adoption is not permitted.

Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognized revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Effective January 1, 2018, the Company will adopt ASU 2014-09, “Revenue from Contracts with Customers”. The results of operations for the reported periods after January 1, 2018 will be presented under this amended guidance, while prior period amounts are reported in accordance with ASC 605-Revenue Recognition.

The Company has completed its assessment of the impact of the new revenue standard on the Company’s financial position, results of operations, or cash flows and believes the new standard will not have a material impact. The Company will adopt the standard using the modified retrospective method of adoption. The Company’s revenue arises from contracts with customers in which the sale of diamond jewelry is the single performance obligation under the customer contract. Accordingly, revenue will continue to be recognized at a point in time when control of the asset is transferred to the customer, which is generally consistent with the Company’s current accounting policies.

ASU 2014-09 provides presentation and disclosure requirements which are more detailed than under current GAAP.

In February 2016, FASB issued ASC 842 that requires lessees to recognize lease assets and corresponding lease liabilities on the balance sheet for all leases with terms of more than 12 months. The update, which supersedes existing lease guidance, will continue to classify leases as either finance or operating, with the classification determining the pattern of expense recognition in the income statement.

The ASU will be effective for annual and interim periods beginning January 1, 2019, with early adoption permitted, and is applicable on a modified retrospective basis with various optional practical expedients. The Company is assessing the impact of this standard.

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2017 through the date these financial statements were issued.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for sales returns, bad debts, and other allowances based on its historical experience.

17

Pursuant to ASC 605: revenues were recognized when the four basic criteria for recognition were met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) consideration is fixed or determinable; and (4) collectability is reasonably assured.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value of financial instruments, which include cash, accounts payable and accrued expenses and advances from related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies, as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

At December 31, 2019, the carrying amounts of the Company’s financial instruments, including cash, accounts payable and accrued expenses, approximate their respective fair value due to the short-term nature of these instruments.

At December 31, 2019, the Company does not have any assets or liabilities required to be measured at fair value in accordance with FASB ASC Topic 820, Fair Value Measurement.

Item 3. Properties.

We maintain our current principal administrative office at 30 N. Gould St., Suite 2984, Sheridan, Wyoming 82801. Our telephone number at this office is (702) 505-4599.

We also maintain an office in Hong Kong at Room 403, 4/F., Austin Tower, 22-26 Austin Avenue, Tsim Sha Tsui, Hong Kong

On November 1, 2011, we entered into a lease agreement whereby we agreed to pay approximately $1,223 per month for a 24-month term. The rent will then continue on a month to month basis. The office space is approximately 300 square feet of office space. The space is utilized for general office purposes and it is our belief that the space we currently occupy is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

18

Item 4. Security Ownership of Certain Beneficial Owners and Management.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of March 18, 2020, the number of shares of common stock owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of the outstanding shares of common stock of the Company.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Fovea Jewelry Holdings, Ltd., 30 N. Gould St., Suite 2984, Sheridan, Wyoming 82801.

Applicable percentage ownership is based on 10,090,974 shares of Common Stock outstanding as of March 18, 2020. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 18, 2020. In addition, as of March 18, 2020, 1,000,000 shares of Series A Preferred Stock were outstanding.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class	Series A Preferred Stock Owned Beneficially		Percent of Class
Named Executive Officers and Directors
Jianmin Zhang (1)	10,000	*	1,000,000	(2)	100.0%
Liao ZhiCheng	8,695,651	86.1%
All directors and officers as a group (1 person)	10,000	*
Total	100,000,000	*	1,000,000		100%

_____

* Less than 1%

(1)	Appointed President and Chief Executive offices, Secretary, Treasurer and director in September 2015. Jianmin Zhang is the principal of Smiley Plant Limited, a British Virgin Islands corporation, the holder of 100,000,000 shares of common stock and 10,000 shares of Series A Preferred Stock. Mr. Zhang has investment and voting control over such shares.

(2)	Convertible at any time into 1,000,000,000 shares of common stock.

19

Item 5. Directors, Executive Officers.

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors serve one-year terms. Our executive officers are appointed by and serve at the pleasure of the board of directors.

Name	Current Age	Position
Jianmin Zhang	53	President and Chief Executive Officer, Secretary, Treasurer and Director (Principal Executive Officer)

Jianmin Zhang

President and Chief Executive Officer, Secretary, Treasurer and Director

Mr. Zhang, age 72, has serves as our President and Chief Executive Officer, Secretary, Treasurer and a director since September 2015. He obtained a degree from Fujian Vocation College of Art, in China, which he attended from 1980 to 1983.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

The board of directors acts as the Audit Committee and the board of directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. The Company intends to continue to search for a qualified individual for hire.

Item 6. Executive Compensation.

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2019 and 2018.

2019 AND 2018 EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jianmin Zhang	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Chief Executive Officer (1)	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Appointed President and Chief Executive Officer, Secretary, Treasurer and Director in September 2015.

20

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of December 31, 2019.

None of the members of the board of directors of the Company were compensated for services in such capacity.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our board of directors.

Options and Stock Appreciation Rights

As of March 18, 2020, no options have been issued.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer, and we are not obligated to pay severance or other enhanced benefits to our executive officer upon termination of her employment.

Employment Agreements

Currently, the Company has no employment agreements but expects to enter into one with our Chief Executive Officer in the near future.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serves at the discretion of the board of directors.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Other than as disclosed below, there have been no transactions involving the Company since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Item 8. Legal Proceedings.

Other than described below, to the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information.

Our common stock is qualified for quotation on the OTCPink tier of the OTC Markets Group, Inc. (the “OTC Markets”) under the symbol “FJHL” since February 2018. Previously, our common stock was quoted on the OTC Markets, under the symbol “WCRI.” There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	High	Low
First Quarter (through March 18, 2020)	$0.0134	$0.0134

	2019
	High	Low
First Quarter (through March 31)	$0.03	$0.01
Second Quarter (through June 30)	0.022	0.006
Third Quarter (through September 30)	0.013	0.006
Fourth Quarter (through December 31)	0.0424	0.0063

21

	2018
	High	Low
First Quarter (through March 31)	$0.015	$0.03
Second Quarter (through June 30)	0.02	0.0006
Third Quarter (through September 30)	0.02	0.03
Fourth Quarter (through December 31)	0.02	0.025

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act. As of March 18, 2020, out of a total of 2,000,000,000 authorized shares of common stock, and 5,000,000 authorized shares of Preferred Stock, 868,589,431 shares of common stock are issued as restricted securities and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration. Of such restricted shares, no shares are held by affiliates (directors, officers and 10% holders), with the balance of 47,148,170, or approximately 4.5%, of shares being held by non-affiliates.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares, or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

22

Disclosed below is the number of shares of the Company’s common stock which we expect to be subject to any outstanding options, restricted stock units, or other warrants, rights, or convertible securities:

Holders

As of March 18, 2020, we had 1,292 holders of common stock of record.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

Equity Compensation Plan Information

The Company does not currently have an equity compensation plan in place.

Item 10. Recent Sales of Unregistered Securities.

On March 14, 2018, we offered and sold 35,367 shares of common stock to 633 persons pursuant to that certain Acquisition Agreement, dated December 31, 2017, by and between the Company and Ko Kam Wah. The offering of the 35,763 shares was made in a transaction offshore of the U.S., to non-U.S. persons, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

On March 14, 2018, we offered and sold 1,000,000 shares of Series A Preferred Stock to Jianmin Zhang, our director and officer, in exchange for the performance of services as an officer of the Company. The offering was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On March 14, 2018, we offered and sold 45,967 shares of common stock to 288 persons pursuant to that certain Acquisition Agreement, dated December 31, 2017, by and between the Company and Ko Kam Wah. The offering of the 45,967 shares was made in a transaction offshore of the U.S., to non-U.S. persons, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Item 11. Description of Registrant’s Securities to be Registered.

The following is a summary of the rights of our Common Stock and preferred stock and certain provisions of our articles of incorporation and bylaws which will be in effect after the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and the Certificates of Designation (as defined below) of our preferred stock, copies of which are filed as exhibits to the registration statement, and to the applicable provisions of Nevada law.

The Company is authorized by its Articles of Incorporation to issue an aggregate of 2,000,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), and 5,000,000 shares of blank check preferred stock, 1,000,000 shares of which have been designated as Series A Preferred Stock. As of March 18, 2020, 10,090,974 shares of Common Stock, and 1,000,000 Shares of Series A Preferred Stock were issued and outstanding.

23

Common Stock

On the date hereof, there were 10,090,974 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Series A Preferred Stock

On March 18, 2019, the Company filed with the Secretary of State with Wyoming Articles of Domestication, authorizing the issuance of up to 1,000,000 shares of preferred stock, par value $0.001 per share.

Each holder of outstanding shares of Series A Preferred shall be entitled to 1,000 votes for each share of Series A Preferred held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company, and each share of Series A Preferred is convertible into 1,000 shares of common stock at any time by the holder thereof.

The holders of the Series A Preferred shall not be entitled to receive dividends paid on the Company’s common stock. Upon liquidation, dissolution and winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive out of the assets of the Company, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to the common shareholders.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights Agreements

We have no registration rights agreements with any person.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Signature Stock Transfer, Inc. with an address of 14673 Midway Road, Suite #220, Addison, Texas 75001. Their phone number is (972) 612-4120.

Item 12. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by Wyoming corporate law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

24

Item 13. Financial Statements and Supplementary Data.

FOVEA JEWELRY HOLDINGS, LTD. Consolidated Financial Statements For The Years Ended December 31, 2019 And 2018 (With Report of Independent Registered Public Accounting Firm Thereon)

25

FOVEA JEWELRY HOLDINGS, LTD

F-1

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur. Tel: (603) 2733 9989

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Stockholder of

FOVEA JEWELRY HOLDINGS, LTD

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fovea Jewelry Holdings, Ltd and its subsidiaries (the ‘Company’) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TOTAL ASIA ASSOCIATES PLT

TOTAL ASIA ASSOCIATES PLT

March 23, 2020

We have served as the Company’s auditor since 2019.

Kuala Lumpur, Malaysia

F-2

FOVEA JEWELRY HOLDINGS, LTD

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31,
	2019	2018

ASSETS
Current asset:
Cash and cash equivalents	$31,380	$100

Total current assets	31,380	100

Non-current asset:
Plant and equipment	35,957	-

TOTAL ASSETS	$67,337	$100

LIABILTIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued liabilities and other payables	$30,743	$7,643
Income tax payable	235	-
Deferred tax liabilities	5,933	-

Total current liabilities	36,911	7,643

TOTAL LIABILITIES	36,911	7,643

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 5,000,000 shares authorized
Series A preferred stock, $0.001 par value,1,000,000 shares designated; 1,000,000 issued and outstanding, as of December 31, 2019 and 2018, respectively	1,000	1,000
Common stock, $0.001 par value; 2,000,000,000 and 499,000,000 shares authorized; 10,090,974 and 10,090,974 shares issued and outstanding as of December 31, 2019 and 2018, respectively	10,091	10,091
Accumulated other comprehensive income	369	-
Retained earnings (accumulated deficit)	18,966	(18,634)

Stockholders’ equity (deficit)	30,426	(7,543)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	67,337	$100

See accompanying notes to consolidated financial statements.

F-3

FOVEA JEWELRY HOLDINGS, LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2019	2018

Revenue, net	$196,423	$-

Cost of revenue	(116,447)	-

Gross profit	79,976	-

Operating expenses:
General and administrative expenses	36,147	-
Total operating expenses	36,147	-

INCOME BEFORE INCOME TAXES	43,829	-

Income tax expense	(6,129)	-

NET INCOME	37,700	-

Other comprehensive income:
– Foreign currency adjustment gain	369	-

COMPREHENSIVE INCOME	$38,069	$-

Net income per share – Basic and Diluted	$0.00	$-

Weighted average common shares outstanding
– Basic and Diluted	10,090,974	10,090,974

See accompanying notes to consolidated financial statements.

F-4

FOVEA JEWELRY HOLDINGS, LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2019	2018

Cash flow from operating activities:
Net income	$37,700	$-
Adjustment for:
Depreciation of plant and equipment	2,553	-

Change in operating assets and liabilities:
Accrued liabilities and other payables	23,000	-
Income tax payable	232	-
Deferred tax liabilities	5,897	-
Net cash generated from operating activities	69,382	-

Cash flow from investing activities:
Purchases of plant and equipment	(38,525)	-
Net cash used in investing activities	(38,525)	-

Cash flow from financing activities:
Capital injection from shareholder	-	100

Net cash generated from financing activities	-	100

Foreign currency translation adjustment	423	-

Net change in cash and cash equivalents	31,280	-

BEGINNING OF YEAR	100	-

END OF YEAR	$31,380	$100

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to consolidated financial statements.

F-5

FOVEA JEWELRY HOLDINGS, LTD

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Series A preferred stock		Common stock		Additional paid-in	Accumulated other comprehensive	(Accumulated losses) retained	Total stockholders’ (deficit)
	No. of shares	Amount	No. of shares	Amount	capital	income	earnings	equity

Balance as of January 1, 2018 (restated)	-	$-	10,000,000	10,000	$(9,900)	$-	$-	$100

Shares issued for acquisition of legal acqurier	1,000,000	1,000	90,974	91	24,675,510	-	(24,684,244)	(7,643)
Recapitalization of legal acqurier	-	-	-	-	(24,665,610)	-	24,665,610	-

Balance as of December 31, 2018	1,000,000	$1,000	10,090,974	$10,091	$-	$-	$(18,634)	$(7,543)

Balance as of January 1, 2019	1,000,000	$1,000	10,090,974	$10,091	$-	$-	$(18,634)	$(7,543)

Foreign currency translation adjustment	-	-	-	-	-	369	-	369
Net income for the year	-	-	-	-	-	-	37,700	37,700

Balance as of December 31, 2019	1,000,000	$1,000	10,090,974	$10,091	$-	$369	$19,066	$30,526

## Post a 1-for-10,000 reverse stock split effective on March 6, 2020

See accompanying notes to consolidated financial statements.

F-6

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Fovea Jewelry Holdings, Ltd (the “Company” or “FJHL”) was originally founded on February 1, 2006 as Dycam, Inc. In March 2006, the Company changed its name to Mekju Processing, Inc. In November 2006, the Company changed its name to Auxium Technologies, Inc. In November 2014, the Company changed its name to Pure Hospitality Solutions, Inc. On November 2, 2015, the Company changed its name to Wincash Resources, Inc. In early 2018, the Board of Directors of the Company deemed it in the best interests of the Company and its shareholders to switch directions and become involved in the business of the collection and ultimately the sale of diamond jewelry. On January 3, 2018, the Company effected a name change and changed its name from Wincash Resources, Inc. to Fovea Jewelry Holdings, Ltd.

Effective September 26, 2018, the Company changed its name from Wincash Resources, Inc. to Fovea Jewelry Holdings, Ltd. The Financial Industry Regulatory Authority and the OTC Markets Group, Inc. recognized the name change in February 2018. Further, in connection with changing its name, the Company changed its trading symbol to FJHL.

As a result of the change in business, the Company redomiciled from Nevada to Wyoming on March 4, 2019.

Currently, the Company through its subsidiary, mainly commenced to operate an online store to sell the quality jewelry at affordable prices on www.fovea-jewellery.com. The goal is to "Deliver A Better Living". All products selling on the online store are with great quality, natural, socially responsible and niche. This business was commenced its operation in Hong Kong from January 1, 2019.

On March 6, 2020, the Company approved by the state government of Wyoming and effectuated a 1 for 10,000 reverse stock split. The number of authorized shares remains unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for all years presented, unless otherwise indicated, to give effect to the reverse stock split.

On March 20, 2020, the Company consummated the Share Exchange Transaction among Gold Shiny International Limited (“GSIL”) and its shareholders. The Company acquired all of the issued and outstanding shares of GSIL from GSIL’s shareholders, in exchange for 10,000,000 shares of the issued and outstanding common stock. Upon completion of the Share Exchange Transaction, GSIL became a 100% owed subsidiary of the Company.

Prior to the acquisition, the Company was considered as a shell company due to its nominal assets and limited operation. Upon the acquisition, GSIL will comprise the ongoing operations of the combined entity, GSIL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of GSIL, and the Company’s assets, liabilities and results of operations will be consolidated with GSIL beginning on the acquisition date. GSIL was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (GSIL). Historical stockholders’ equity of the accounting acquirer prior to the merger are retroactively restated (a recapitalization) for the equivalent number of shares received in the merger. Operations prior to the merger are those of the acquirer. After completion of the share exchange transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

F-7

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars ( US$ ), except for number of shares)

Description of subsidiary

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of registered/ paid up share capital	Effective interest held

Fovea International Holdings Limited	British Virgin Islands	Investment holding	100 ordinary shares at par value of US$1	100%

Fovea Jewellery Holdings Limited	Hong Kong	Sales and marketing in Hong Kong	1 ordinary share at par value of HK$1	100%

Gold Shiny International Limited	British Virgin Islands	Investment holding	115 ordinary shares at par value of US$1	100%

Gold Shiny (Asia) Limited	Hong Kong	Sales and marketing in Hong Kong	1 ordinary share at par value of HK$1	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Basis of consolidation

The consolidated financial statements include the accounts of FJHL and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

F-8

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars ( US$ ), except for number of shares)

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•	Revenue recognition

The Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) using the full retrospective transition method. The Company's adoption of ASU 2014-09 did not have a material impact on the amount and timing of revenue recognized in its condensed consolidated financial statements.

Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

•	Cost of revenue

Cost of revenue consists primarily of the cost of goods sold, which are directly attributable to the sales of products.

F-9

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars ( US$ ), except for number of shares)

•	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the year ended December 31, 2019 and 2018.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the year ended December 31, 2019:

	December 31, 2019	December 31, 2018
Year-end HKD:US$ exchange rate	0.12842	0.12768
Annualized average HKD:US$ exchange rate	0.12762	0.12759

F-10

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars ( US$ ), except for number of shares)

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. For the year ended December 31, 2019, the Company operates in one reportable operating segment in Hong Kong.

•	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-11

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars ( US$ ), except for number of shares)

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

F-12

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars ( US$ ), except for number of shares)

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, approximate their fair values because of the short maturity of these instruments.

•	Recent accounting pronouncements

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) : Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company's adoption date of ASC 606. The Company does not believe that the adoption of ASU 2018-07 will have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, which amended its guidance for costs of implementing a cloud computing service arrangement to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This new standard also requires customers to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement. This new standard becomes effective for the Company in the first quarter of fiscal year 2020, with early adoption permitted. This new standard can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the impact of adopting this amendment to its consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

F-13

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars ( US$ ), except for number of shares)

3. PLANT AND EQUIPMENT

Plant and equipment consisted of the following:

	As of December 31,
	2019	2018

Computer equipment, at cost	$38,525	$-
Less: accumulated depreciation	(2,568)	-
	$35,957	$-

Depreciation expense for the years ended December 31, 2019 and 2018 were $2,553 and $0, respectively.

4. STOCKHOLDERS' EQUITY (DEFICIT)

Authorised shares

As of December 31, 2019 and 2018, the Company’s authorised shares were 5,000,000 shares of preferred stock, with a par value of $0.001.

As of December 31, 2019 and 2018, the Company’s authorised shares were 2,000,000,000 and 499,000,000 shares of common stock, with a par value of $0.001, respectively.

Issued and outstanding shares

As of December 31, 2019 and 2018, the Company had 1,000,000 shares of Series A preferred stock issued and outstanding.

As of December 31, 2019 and 2018, the Company had 10,090,974 and 10,090,974 shares of common stock issued and outstanding, respectively.

On March 7, 2018, the Company authorized to execute and file with the Secretary of State of the Nevada the Articles of Amendment, (i) to increase its authorized capital stock to 5,000,000 shares of its preferred stock, having a par value of $.0001 per share; (ii) to designate 1,000,000 shares as Series A preferred stock.

Concurrently, on March 7, 2018, the Company issued 1,000,000 shares of Series A preferred stock to its director.

On March 19, 2019, the Company authorized to execute and file with the Secretary of State of the Wyoming the Articles of Amendment to increase its authorized capital stock to 2,000,000,000 shares of its common stock, having a par value of $.0001 per share.

On March 6, 2020, the Company approved by the state government of Wyoming and effectuated a 1 for 10,000 reverse stock split. The number of authorized shares remains unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for all years presented, unless otherwise indicated, to give effect to the reverse stock split.

On March 20, 2020, the Company consummated the Share Exchange Transaction among Gold Shiny International Limited (“GSIL”) and its shareholders and issued 10,000,000 shares of common stock in exchange for 100% equity interest of GSIL. Upon completion of the Share Exchange Transaction, GSIL became a 100% owed subsidiary of the Company.

F-14

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars ( US$ ), except for number of shares)

 5. INCOME TAX

The provision for income taxes consisted of the following:

	Years ended December 31,
	2019	2018

Current tax	$232	$-
Deferred tax	5,897	-

Income tax expense	$6,129	$-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company mainly operates in Hong Kong that is subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

FJHL is registered in the State of Wyoming and is subject to the tax laws of United States of America.

For the years ended December 31, 2019 and 2018, there was no operation in the United States of America.

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the year ended December 31, 2019 and 2018 is as follows:

	Years ended December 31,
	2019	2018

Income before income taxes	$43,829	$-
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	7,232	-
Tax effect of non-deductible items	105	-
Tax effect of tax holiday	(7,105)	-
Income tax expense	$232	$-

The following table sets forth the significant components of the deferred tax liabilities of the Company as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018

Deferred tax liabilities:
Accelerated depreciation	$5,933	$-

F-15

FOVEA JEWELRY HOLDINGS, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars ( US$ ), except for number of shares)

6. RELATED PARTY TRANSACTIONS

From time to time, the director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the year presented.

7. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the year ended December 31, 2019 and 2018, there was no single customer exceeding 10% of the Company’s revenue.

All of the Company’s customers are located in Hong Kong.

(b) Major vendor

For the year ended December 31, 2019, one vender represented more than 10% of the Company’s operating cost. This vendor accounted for 97% of the Company’s operating cost amounting to $112,618 with $0 of accounts payable at December 31, 2019.

For the year ended December 31, 2018, there was no single vendor.

The Company’s vendor is located in Hong Kong.

(c) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(d) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

8. COMMITMENTS AND CONTINGENCIES

As of December 31, 2019, the Company has no material commitments or contingencies.

9. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2019, up through the date the Company issued the audited consolidated financial statements. The Company had the following material recognizable subsequent events:

On March 6, 2020, the Company approved by the state government of Wyoming and effectuated a 1 for 10,000 reverse stock split. The number of authorized shares remains unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for all years presented, unless otherwise indicated, to give effect to the reverse stock split.

On March 20, 2020, the Company consummated the Share Exchange Transaction among Gold Shiny International Limited (“GSIL”) and its shareholders and issued 10,000,000 shares of common stock in exchange for 100% equity interest of GSIL. Upon completion of the Share Exchange Transaction, GSIL became a 100% owed subsidiary of the Company.

F-16

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

Item 15. Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Share Exchange Agreement
3.1*	Articles of Domestication
3.2*	Articles of Amendment
3.3*	Articles of Amendment to Articles of Domestication
3.4*	Articles of Amendment to Articles of Domestication
3.5*	Bylaws
21.1*	Subsidiaries of the Registrant

_____

* Filed herewith

26

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FOVEA JEWELRY HOLDINGS, LTD.

Dated: March 23, 2020	By:	/s/ Jianmin Zhang
	Name:	Jianmin Zhang
	Title:	Chief Executive Officer
(principal executive officer, principal financial officer, and principal accounting officer)

27